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                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES GSC-2

                                DISTRIBUTION DATE
                                NOVEMBER 15, 2004

                             CUSIP NUMBER 73941X684

      (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 6.345% Capital Securities due 2034 issued by Goldman Sachs Capital I (the "Underlying Securities"):

                        Interest:                        $0.00
                        Principal:                        0.00
                        Premium:                          0.00

      (ii) the amounts received by the Trustee as of the last such statement in respect of Interest Rate Swap entered into between PPLUS Trust Series GSC-2 and Merrill Lynch Capital Services, Inc.(the "Swap Agreement"):

                        Interest:                  $259,583.33
                        Principal:                        0.00

      (iii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                        Paid by the Trust:               $0.00
                        Paid by the Depositor:       $1,000.00

      (iv) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                        Interest:                  $259,583.33
                        Principal:                       $0.00
                        Unpaid Interest Accrued:         $0.00
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      (v)   the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                        Principal Amount:          $35,000,000
                        Interest Rate:             6.345%

                        Rating:
                                Moody's Investor Service            A1
                                Standard & Poor's Rating Service    A-

      (vi) the aggregate notional amount of the Swap Agreement related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date.

                        Notional Amount:           $35,000,000
                        Interest Rate:             3.000%

      (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                        ($25 Stated Amount)
                        Principal Balance:         $35,000,000
                        Reduction:                         (0)
                                                   -----------
                      Principal Balance 11/15/04   $35,000,000